Exhibit 10.1

200 U.S. 9, Suite 500, Manalapan Township, NJ 07726

March 31, 2021

Harold Hoium

Chief Executive Officer

Hybrid Medical LLC

5200 Wilson Road, Suite 150

Edina, Minnesota 55424

Dear Harold:

This letter agreement (this “Second Letter Agreement”) is being entered into as of March 31, 2021 (the "Effective Date") by and between Metuchen Pharmaceuticals LLC ("METUCHEN") and Hybrid Medical LLC ("HYBRID") (referred to herein collectively as the "Parties") to amend the License Agreement entered into between the Parties on March 24, 2020 pursuant to Section 12.11 thereof, as amended by that certain letter agreement (the “First Letter Agreement”) dated September 24, 2020 between METUCHEN and HYBRID (as amended by the First Letter Agreement, the "License Agreement"). Except as specifically provided herein, nothing in this Second Letter Agreement is intended to, nor shall it, modify the License Agreement in any manner, including, but not limited to, the Milestone Payments as set forth in Section 4.2 of the License Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement.

The Parties hereby acknowledge that METUCHEN has previously paid to HYBRID (i) the Upfront Payment in the sum of $100,000 pursuant to Section 4.1.1 of the License Agreement, (ii) an additional payment of $100,000 pursuant to Section 4.1.2 of the License Agreement to extend the term of the Agreement for a Second Period to September 24, 2020, and (iii) additional payments of $50,000 and $100,000, respectively, pursuant to the First Letter Agreement to extend the term of the Agreement for a Second Period to March 24, 2021. The Parties further hereby acknowledge that METUCHEN intends to exercise its right to terminate this agreement at the end of the Second Period pursuant to Section 4.1.3 unless the Parties can reasonably agree to certain amendments to the License Agreement. The Parties further hereby acknowledge their mutual desire to enter into this Second Letter Agreement to further extend the Second Period referred to in Section 4.1.3 of the License Agreement for an additional six (6) months to September 24, 2021 to permit additional time for the Parties to consider certain amendments to the License Agreement. Accordingly, in consideration of the foregoing, METUCHEN shall pay HYBRID a one-time, non-creditable and non-refundable payment of Two Hundred Thousand U.S. Dollars ($200,000), which shall be payable within seven (7) calendar days of the Effective Date, and the Parties mutually agree to extend the Second Period until September 24, 2021 with all other rights and obligations remaining. For the avoidance of doubt, (i) $75,000 of this payment shall be a non-creditable payment for purposes of Section 4.1.3 (Second Period) and Section 4.2 (Milestone Payments) of the License Agreement, and (ii) $125,000 of the this payment shall be deemed to be a payment by METUCHEN in full satisfaction of its obligation to pay the First Anniversary Milestone Payment set forth in Section 4.2.1. METUCHEN further acknowledges that this Second Letter Agreement shall not impact the agreements made between HYBRID and Custom RX, LLC, including, but not limited to, Amendment No. 3 to the Distributor Agreement dated July 17, 2020.

200 U.S. 9, Suite 500, Manalapan Township, NJ 07726

If the foregoing is acceptable to you, please sign and date this Second Letter Agreement in the space provided below and return it to me.

[Signature page follows]

200 U.S. 9, Suite 500, Manalapan Township, NJ 07726

Sincerely,

/s/ Fady Boctor
Fady Boctor, Chief Commercial Officer
Metuchen Pharmaceuticals, LLC

Agreed and Accepted as of March 31, 2021:

Hybrid Medical LLC

By:	/s/ Harold Hoium
Name:	Harold Hoium
Title:	Chief Executive Officer